UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Chief Executive Officer and Director

On February 8, 2019 (the “Resignation Date”), Edward Jankowski resigned as Chief Executive Officer of XpresSpa Group, Inc. (the “Company”) and as a director of the Company, effective as of that date. Mr. Jankowski’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer and Director

Effective as of February 11, 2019, Douglas Satzman was appointed by the board of directors of the Company as the Chief Executive Officer of the Company and as a director of the Company. There are no arrangements or understandings between Mr. Satzman and any other persons pursuant to which he was selected as a director, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and there are no family relationships between Mr. Satzman and any director or executive officer of the Company.

Mr. Satzman, 45, most recently served as CEO of Joe Coffee Company, a premium Specialty Coffee chain serving craft roasted coffee and artisanal food items with over 20 company owned cafes in New York City and Philadelphia. During his tenure, he created a multi-channel national growth plan, created infrastructure and assembled a leadership team after the first private equity investment in the 15 year-old family business. Previously, Mr. Satzman was Chief Executive Officer, U.S. of Le Pain Quotidien, a premium Bakery & Full Service Restaurant chain serving artisanal breads/pastries, organic products & wholesome cuisine in over 90 company-owned restaurants across the U.S. where he developed a long-term growth strategy focused on building organic sales, opening new stores and markets, creating multi-channel growth platforms and leveraging technology. He also re-organized the corporate and field teams which resulted in improved customer service, improved store level support and reduced costs. Prior to that, Mr. Satzman spent 14 years at Starbucks Coffee Company where he held roles of increasing responsibility across the U.S. and Europe, culminating in being named Senior Vice-President, EMEA Business Development & Channel Operations. In that role, he led and delivered a high growth strategy across Europe, Russia, Middle East and Africa as well as non-company owned retail operations across more than 35 countries. During his assignments in the U.S. and EMEA, Mr. Satzman’s direct responsibilities included leading the travel vertical, including operations and business development across all airports resulting in significant revenue, profit and growth.

Employment Agreement

In connection with his appointment as Chief Executive Officer of the Company and as a director of the Company, the Company entered into an employment agreement with Mr. Satzman (the “Employment Agreement”) pursuant to which Mr. Satzman will serve as the Chief Executive Officer of the Company. The Employment agreement has a term of three years (the “Employment Period”) provided that the employment agreement shall extend in two month increments for up to one (1) year thereafter for each month that the negotiations for an extension to the Employment Agreement are not concluded prior to sixth months before the end of the term. Following the Employment Period, Mr. Satzman will continue to be employed by the Company as an “at will” employee.

Pursuant to the terms of the Employment Agreement, Mr. Satzman will be entitled to receive an annual base salary of $400,000. The Employment agreement also provides that Mr. Satzman will be eligible to participate in any annual bonus and other incentive compensation program that the Company may adopt from time to time for its executive officers. In addition, if Mr. Satzman has earned any bonus or non-equity based incentive compensation which remains unpaid upon termination of his employment for any reason whether by Mr. Satzman or the Company other than for cause, then Mr. Satzman shall be entitled to receive a pro-rata portion of such incentive compensation at the time it is paid.

In addition, unless Mr. Satzman is terminated for cause, all applicable equity awards held by Mr. Satzman as of the date of termination of his employment that would have vested in the one-year period immediately following such termination will vest during the following year, provided that Mr. Satzman makes himself reasonably available and cooperates with reasonable requests from the Company involving facts or events relating to the Company of which Mr. Satzman may have knowledge.

In the event the Employment Agreement is terminated for good reason by Mr. Satzman, or by the Company without cause and Mr. Satzman provides the Company with a release of claims, Mr. Satzman shall be entitled to receive a cash severance payment in the amount of one-half times his then current base salary and one year of COBRA continuation coverage.

In connection with Mr. Satzman’s appointment and pursuant to the terms of the Employment Agreement, Mr. Satzman received a grant of (a) 750,000 restricted shares of the Company’s common stock, par value $0.01 (the “Common Stock”) which vest in full and become non-forfeitable on February 10, 2020 and (b) options to purchase up to 1,500,000 shares of Common Stock with an exercise per share of $0.21, the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant, with a period of ten years from the grant date and subject to vesting in substantially equal installments on each of the first four anniversaries of the grant date, provided that in each of clauses (a) and (b), Mr. Satzman is continuously employed by the Company through such date.

In addition, the Employment Agreement contains non-solicitation and non-competition provisions that apply during the term of Mr. Satzman's employment and for six months thereafter.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Financial Statements and Exhibits.

On February 13, 2018, the Company issued a press release announcing the appointment of Mr. Satzman as Chief Executive Officer of the Company and as a director of the Company. The full text of the press release is field as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description of Exhibits

10.1	Form of Executive Employment Agreement between XpresSpa Group, Inc. and Douglas Satzman.

99.1	XpresSpa Group, Inc. Press Release dated February 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: February 13, 2019	By:	/s/ Bruce Bernstein
Name: Bruce Bernstein
Title: Chairman of the Board of Directors